                                                                     EXHIBIT 4.5


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE (COLLECTIVELY, THE "ACTS"). NEITHER THIS WARRANT NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT HERETO UNDER ALL OF THE APPLICABLE ACTS, OR AN OPINION OF COUNSEL SATISFACTORY TO TYLER TECHNOLOGIES, INC. TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

                                     WARRANT

                           to Purchase Common Stock of

                            TYLER TECHNOLOGIES, INC.

                            Expiring on May 19, 2005

         THIS IS TO CERTIFY THAT, for value received, SANDERS MORRIS HARRIS INC., a Texas corporation, or permitted assigns, is entitled to purchase from TYLER TECHNOLOGIES, INC., a Delaware corporation (the "Company"), at the place where the Warrant Office designated pursuant to Section 2.1 is located, at a purchase price per share of $3.60 (as adjusted pursuant to the terms of this Warrant, the "Exercise Price"), 333,380 shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company (the "Common Stock"), and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter set forth. The number of shares of the Common Stock purchasable hereunder and the Exercise Price are subject to adjustment in accordance with Article III hereof. This Warrant shall expire at 5:00 p.m., C.S.T., on May 19, 2005.

         Certain Terms used in this Warrant are defined in Article IV.

                                    ARTICLE I

                               Exercise of Warrant

         1.1 Method of Exercise. This Warrant may be exercised as a whole or in part from time to time until May 19, 2005, at which time this Warrant shall expire and be of no further force or effect; provided, however, that the minimum number of Warrant Shares that may be purchased on a single exercise shall be 20,000. To exercise this Warrant, the holder hereof or permitted assignees of all rights of the registered owner hereof shall deliver to the Company, at the Warrant Office designated in Section 2.1, (a) a written notice in the form of the Subscription Notice attached as an exhibit hereto, stating therein the election of such holder or such permitted assignees of the holder to exercise this Warrant in the manner provided in the Subscription Notice, (b) payment in full of the Exercise Price (in the manner described below) for all Warrant Shares purchased hereunder, and (c) this Warrant. Subject to compliance with Section 3.1(a)(vi), this Warrant shall be deemed to be exercised on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Shares and surrender of this Warrant, as aforesaid, and such date is referred to herein as the "Exercise Date." Upon such exercise (subject as aforesaid), the Company shall issue and deliver to such holder a certificate for the full number of the Warrant Shares purchasable by such holder hereunder, against the receipt by the Company of the total Exercise Price payable hereunder for all the Warrant Shares, (a) in cash or by certified or cashier's check or (b) if the Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by surrendering Warrant Shares having a Current Market Price equal to the Exercise Price for all the Warrant Shares, so purchased. The Person in whose name the certificate(s) for Common Stock is to be issued shall be deemed to have become a holder of record of such Common Stock on the Exercise Date.

         1.2 Net Exercise. Notwithstanding any provisions herein to the contrary, if the Common Stock is registered under the Exchange Act, and the Current Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the Warrant Office together with the properly endorsed Subscription Notice in which event the Company shall issue the holder a number of shares of Common Stock computed as follows:

                                  X = Y(A-B)
                                      ------
                                        A

Where:            X =  the number of shares of Common Stock to be issued to the holder.
                  Y =  the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
                  A =  the Current Market Value of one share of Common Stock (at the date of such calculation)
                  B =  Exercise Price (as adjusted to the date of such
                       calculation)

1.3 Fractional Shares. In lieu of any fractional shares of Common Stock which would otherwise be issuable upon exercise of this Warrant, the Company shall issue a certificate for the next lower number of whole shares of Common Stock for any fraction of a share which is one-half or greater. No shares will be issued for less than one-half a share.

                                   ARTICLE II

                            Warrant Office; Transfer

         2.1 Warrant Office. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office at 2800 West Mockingbird Lane, Dallas, Texas 75235, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the holder of this Warrant. The Company shall maintain, at the Warrant Office, a register for the Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof.

         2.2 Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

         2.3 Transfer of Warrants. The Company agrees to maintain at the Warrant Office books for the registration and transfer of this Warrant. This Warrant may be transferred in whole or in part only in compliance with the applicable law and only to shareholders, officers, and employees of Sanders Morris Harris Inc. or to any person who succeeds to all of the assets of Sanders Morris Harris Inc. The Company, from time to time, shall register the transfer of this Warrant in such books upon surrender of this Warrant at the Warrant Office properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer satisfactory to the Company. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company. The registered holder of this Warrant shall pay all taxes and all other expenses and charges payable in connection with the transfer of Warrants pursuant to this Section 2.3.

         2.4 Registration Rights. The registered holder of this Warrant shall be entitled to all of the rights and benefits of a Stockholder under the Registration Rights Agreement dated May 18, 2000 (the "Registration Rights Agreement"), between the Company and the certain holders of the Common Stock. The Warrant Shares shall be considered Registrable Securities under the Registration Rights Agreement. The terms of the Registration Rights Agreement are hereby incorporated by reference for all purposes and shall be considered a part of this Agreement as if they had been fully set forth herein.

         2.5 Acknowledgment of Rights. The Company will, at the time of the exercise of this Warrant in accordance with the terms hereof, upon the request of the registered holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights (including without limitation, any right to registration of the Warrant Shares) to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

         2.6 Expenses of Delivery of Warrants. The Company shall pay all reasonable expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and related Warrant Shares hereunder.

         2.7 Compliance with Securities Laws. The holder hereof understands and agrees that the following restrictions and limitations shall be applicable to all Warrant Shares and resales or other transfers of such Shares pursuant to the Securities Act:

         (a) The holder hereof agrees that the Warrant Shares shall not be sold or otherwise transferred unless the Warrant Shares are registered under the Securities Act and state securities laws or are exempt therefrom.

         (b) A legend in substantially the following form has been or will be placed on the certificate(s) evidencing the Warrant Shares:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state (collectively, the "Acts"). Neither the shares nor any interest therein may be offered, sold, transferred, pledged, or otherwise disposed of in the absence of an effective registration statement with respect to the shares under all of the applicable Acts, or an opinion of counsel satisfactory to Tyler Technologies, Inc. to the effect that such registrations are not required."

         (c) Stop transfer instructions have been or will be imposed with respect to the Warrant Shares so as to restrict resale or other transfer thereof, subject to this Section 2.7.

                                   ARTICLE III

                            Anti-Dilution Provisions

         3.1 Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this Article III. Upon each adjustment of the Exercise Price, except pursuant to 3.1(a)(iii), (iv), and (v) the registered holder of the Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of the Common Stock (calculated to the nearest whole share pursuant to Section 1.2) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of the Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         (a) Exercise Price Adjustments. The Exercise Price shall be subject to adjustment from time to time as follows:

                  (i) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Exercise Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 3.1(a)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (ii) Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Exercise Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this Section 4f to reflect the actual payment of such dividend or distribution.

                  (iii) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 3.1(a)), in any such event the holder hereof shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Common Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  (iv) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 3.1(a) , as a part of such capital reorganization, provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise hereof the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon exercise would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this
         Section 3(a) with respect to the rights of the holder hereof after the capital reorganization to the end that the provisions of this Section 3.1(a) (including adjustment of the Exercise Price then in effect and the number of shares issuable upon exercise) shall be applicable after that event and be as nearly equivalent as practicable.

                  (v) Sale of Shares Below Exercise Price.

                  (A) If at any time or from time to time prior to January 1, 2001, the Company issues or sells, or is deemed by the express provisions of this subsection (v) to have issued or sold, Additional Shares of Common Stock, other than as a dividend or other distribution on any class of stock as provided in Section 3.1(a)(ii) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 3.1(a)(i) above, for an Effective Price less than the then effective Exercise Price, then and in each such case the then existing Exercise Price shall be reduced, as of the opening of business on the date of such issue or sale, to the price at which such Additional Shares of Common Stock are issued.

                  (B) If at any time or from time to time on or after January 1, 2001, the Company issues or sells, or is deemed by the express provisions of this subsection (v) to have issued or sold, Additional Shares of Common Stock, other than as a dividend or other distribution on any class of stock as provided in Section 3.1(a)(ii) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 3.1(a)(i) above, for an Effective Price less than the then effective Exercise Price, then and in each such case the then existing Exercise Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Exercise Price by a fraction (i) the numerator of which shall be
         (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection
         (v)(C)) by the Company for the total number of Additional Shares of

         Common Stock so issued would purchase at such Exercise Price, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

                  (C) For the purpose of making any adjustment required under this Section 3.1(a)(v), the consideration received by the Company for any issue or sale of securities shall (1) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (2) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (3) if Additional Shares of Common Stock, Convertible Securities, or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities, or rights or options.

                  (D) For the purpose of the adjustment required under this
         Section 3(a)(v), if the Company issues or sells (i) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (ii) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Exercise Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided, however, that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Exercise Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Exercise Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Exercise Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior exercises of this Warrant.

                  (E) "Additional Shares of Common Stock" means all shares of Common Stock issued by the Company or deemed to be issued pursuant to
         Section 3.1(a)(v), whether or not subsequently reacquired or retired by the Company other than (1) shares of Common Stock issued upon exercise of this Warrant; (2) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to the Company's and its predecessor's stock incentive plans or other arrangements that are approved by the Board; (3) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Original Issue Date; (4) shares of Common Stock issued pursuant to a stock split, combination, dividend or distribution pursuant to (3).1(a)(i) and 3.1(a)(ii); (5) shares of Common Stock issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination; (6) shares of Common Stock issued to equipment lessors or financial institutions in connection with debt, equipment or lease financings, or other transactions approved by the Board of Directors; and (7) shares of Common Stock issued for any other corporate purpose; provided, however, that the aggregate number of shares of Common Stock issued pursuant to clauses (2) and (7) may not exceed 20% of the shares of Common Stock of the Company then outstanding. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 3.1(a)(v), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 3.1(a)(v), for such Additional Shares of Common Stock.

                  (vi) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 3.1(a) and under Section 3.1(b) shall be made to the nearest cent or to the nearest whole share (as provided in Section 1.2) share, as the case may be. Any provision of this
         Section 3.1 to the contrary notwithstanding, no adjustment in the Exercise Price shall be made if the amount of such adjustment would be less than one percent, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one percent or more.

                  (vii) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this
         Section 3.1(a) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the holder of this Warrant after such record date and before the occurrence of such event the additional shares of Common Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such exercise before giving effect to such adjustment; provided, however, that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

         (b) Current Market Price. The "Current Market Price" shall mean, as of any date, the average, of either: (i) the high and low sales prices of the Common Stock on such Trading Day as reported on the composite tape for the principal national securities exchange on which the Common Stock may then be listed, or (ii) if the Common Stock shall not be so listed on any such Trading Day, the high and low sales prices of Common Stock in the over-the-counter market as reported by the Nasdaq National Market, or (iii) if the Common Shares shall not be included in the Nasdaq National Market on any such Trading Day, the representative bid and asked prices at the end of such Trading Day in such market as reported by the Nasdaq Stock Market or (iv) if there be no such representative prices reported by the Nasdaq Stock Market, the lowest bid and highest asked prices at the end of such Trading Day in the over-the-counter market as reported by the OTC Electronic Bulletin Board or National Quotation Bureau, Inc., or any successor organization. For purposes of determining Current Market Price, the term "Trading Day" shall mean a day on which an amount greater than zero can be calculated with respect to the Common Stock under any one or more of the foregoing categories (i), (ii), (iii) and (iv), and the "end" thereof, for the purposes of categories (iii) and (iv), shall mean the exact time at which trading shall end on the New York Stock Exchange. If the Current Market Price cannot be determined under any of the foregoing methods, Current Market Price shall mean the fair value per share of Common Stock on such date determined by the Board of Directors in good faith, irrespective of any accounting treatment.

         (c) Statement Regarding Adjustments. Whenever the Exercise Price shall be adjusted as provided in Section 3.1(a), and upon each change in the number of shares of the Common Stock issuable upon exercise of this Warrant, the Company shall forthwith file, at the office of any transfer agent for this Warrant and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Exercise Price and new number of shares issuable that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be given to the holder of this Warrant. Each such statement shall be signed by the Company's chief financial or accounting officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of
Section 3.1(d).

         (d) Notice to Holders. In the event the Company shall propose to take any action of the type described in clause (iii), (iv), or (v) of Section 3.1(a), the Company shall give notice to the holder of this Warrant, in the manner set forth in Section 6.6, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

         (e) Treasury Stock. For the purposes of this Section 3.1, the sale or other disposition of any Common Stock of the Company theretofore held in its treasury shall be deemed to be an issuance thereof.

         3.2 Costs. The registered holder of this Warrant shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon exercise of this Warrant; provided further, and not in limitation of the foregoing, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares. The holder of this Warrant shall reimburse the Company for any such taxes assessed against the Company.

         3.3 Reservations of Shares. The Company shall reserve at all times so long as this Warrant remains outstanding, free from preemptive rights, out of its treasury Common Stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise hereof.

         3.4 Valid Issuance. All shares of Common Stock which may be issued upon exercise of this Warrant will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof attributable to any act or omission by the Company, and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Exercise Price to be less than the par value, if any, of the Common Stock).

                                   ARTICLE IV

                                  Terms Defined

         As used in this Warrant, unless the context otherwise requires, the following terms have the respective meanings set forth below or in the Section indicated:

         Additional Shares of Common Stock -- Section 3.1(a)(v)(E).

         Acquisition -- any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred.

         Asset Transfer -- a sale, lease or other disposition of all or substantially all of the assets of the Company.

         Board of Directors -- the Board of Directors of the Company.

         Common Stock -- the Company's authorized Common Stock, $0.01 par value per share.

         Company - Tyler Technologies, Inc., a Delaware corporation, and any other corporation assuming or required to assume the obligations undertaken in connection with this Warrant.

         Current Market Price -- Section 3.1(b).

         Effective Price  --  Section 3.1(a)(v)(E).

         Outstanding -- when used with reference to Common Stock at any date, all issued shares of Common Stock (including, but without duplication, shares deemed issued pursuant to Article III) at such date, except shares then held in the treasury of the Company.

         Person -- any individual, corporation, partnership, trust, organization, association or other entity or individual.

         Securities Act -- the Securities Act of 1933 and the rules and regulations thereunder, all as the same shall be in effect at the time.

         Trading Day -- Section 3.1(b).

         Warrant -- this Warrant and any successor or replacement Warrant delivered in accordance with Section 2.3 or 6.8.

         Warrant Office -- Section 2.1.

         Warrant Shares -- shall mean the shares of Common Stock purchased or purchasable by the registered holder of this Warrant or the permitted assignees of such holder upon exercise thereof pursuant to Article I hereof.

                                    ARTICLE V

                             Covenant of the Company

         The Company covenants and agrees that this Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                                   ARTICLE VI

                                  Miscellaneous

         6.1 Entire Agreement. This Warrant contains the entire agreement between the holder hereof and the Company with respect to the shares which it can purchase upon exercise hereof and the related transactions and supersedes all prior arrangements or understanding with respect thereto.

         6.2 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Texas.

         6.3 Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the holder hereof and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

         6.4 Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

         6.5 Copy of Warrant. A copy of this Warrant shall be filed among the records of the Company.

         6.6 Notice. Any notice or other document required or permitted to be given or delivered to the holder hereof shall be delivered at, or sent by certified or registered mail to such holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the holder hereof shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the office of the Company at 2800 West Mockingbird Lane, Dallas, Texas 75235 or any other address within the continental United States of America as shall have been furnished by the Company to the holder of this Warrant.

         6.7 Limitation of Liability; Not Stockholders. No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notices other than as herein expressly provided in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         6.8 Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant; provided, however, that the original recipient of this Warrant shall not be required to provide any such bond of indemnity and may in lieu thereof provide his agreement of indemnity. Any Warrant issued under the provisions of this Section 6.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The registered holder of this Warrant shall pay all taxes (including securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 6.8.

         6.9 Headings. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.

         Dated: May __, 2000

                                        TYLER TECHNOLOGIES, INC.



                                        By
                                          -------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                               SUBSCRIPTION NOTICE

          The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder __________ shares of the Common Stock covered by said Warrant and herewith makes payment in full therefor pursuant to Section 1.1 of such Warrant, and requests (a) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of, and delivered to, ___________ , ___________ and (b) if such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

          The undersigned represents that (1) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment not with view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (2) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (3) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (4) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act'), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (5) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (6) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.


                                           --------------------------------


Dated:                ,
      ----------------  -----

                                   ASSIGNMENT

For value received, ______________________________, hereby sells, assigns and transfers unto_________________________ the within Warrant, together with all right, title and interest therein and does hereby irrevocably constitute and appoint ____________________________________attorney, to transfer said Warrant on the books of the Company, with full power of substitution.



                                            --------------------------------

Dated:                , 19
      ----------------    --